Filed Pursuant to 424(b)(5)

Registration No. 333-214772

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 23, 2016)

BGC PARTNERS, INC.

Up to 20,000,000

Class A Common Stock

We have entered into a Controlled Equity OfferingSM sales agreement, dated April 12, 2017, with Cantor Fitzgerald & Co., which we refer to as the “April 2017 sales agreement,” relating to the shares of our Class A common stock, par value $0.01 per share, which we refer to as our “Class A common stock,” offered pursuant to this prospectus supplement. Under the terms and conditions of the April 2017 sales agreement, we may offer and sell up to 20,000,000 shares of Class A common stock under our shelf Registration Stement on Form S-3 (Registration No. 333-214772), which we refer to as the “registration statement,” of which this prospectus supplement forms a part, from time to time through Cantor Fitzgerald & Co., which we refer to as “CF&Co,” as our sales agent under the April 2017 sales agreement. The April 2017 sales agreement follows our prior Controlled Equity OfferingSM sales agreement, dated November 20, 2014, with CF&Co under our shelf Registration Statement on Form S-3 (Registration No. 333-200415), which we refer to as the “November 2014 sales agreement.” Of the 20,000,000 shares of Class A common stock covered by the November 2014 sales agreement, approximately 17.0 million shares of Class A common stock have been sold as of April 12, 2017, and approximately 3.0 million shares remain to be sold.

Sales of shares of our Class A common stock, if any, under the April 2017 sales agreement under this prospectus supplement may be made by any method permitted by law deemed to be an “at the market” equity offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” including, sales made directly on or through the Nasdaq Global Select Market, any other existing trading market for the Class A common stock, and/or any other method permitted by Rule 415(a)(4) at market prices prevailing at the time of sale or at prices related to such prevailing market prices.

CF&Co will be entitled to commissions equal to 2.0% of the gross proceeds of any of the shares of our Class A common stock included herein that are sold by it as our sales agent under the April 2017 sales agreement. In connection with the sale of shares of Class A common stock on our behalf under the sales agreement, CF&Co will be deemed to be an “underwriter” within the meaning of the Securities Act, and the commissions payable by us to CF&Co will be deemed to be underwriting compensation.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” On April 11, 2017, the last reported sales price of the Class A common stock was $10.93 per share.

An investment in shares of our Class A common stock involves risks. See the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 12, 2017.

Prospectus Supplement

Base Prospectus

You should rely only on the information provided in this prospectus supplement and the accompanying base prospectus and the information incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not, and the sales agent has not, authorized anyone to provide you with different information. We are not making an offer of shares of our Class A common stock pursuant to this prospectus supplement in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying base prospectus, or any documents incorporated by reference into this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference, our businesses, financial condition, results of operations and prospects might have changed.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts: The first part is this prospectus supplement, which describes the specific terms of this offering and the shares of our Class A common stock offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus include important information about us, our Class A common stock, this offering, and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional documents referred to under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before investing in shares of our Class A common stock.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to:

The foregoing risks and uncertainties, as well as those risks and uncertainties referred to under the heading “Risk Factors” and those incorporated by reference into this prospectus supplement and the accompanying base prospectus, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference is given as of the respective dates of this prospectus or the documents incorporated by reference into this prospectus, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

•	market conditions, including trading volume and volatility, potential deterioration of equity and debt capital markets and markets for commercial real estate and related services, and our ability to access the capital markets;

•	pricing, commissions and fees, and market position with respect to our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers, and consolidation;

•	liquidity, regulatory, and clearing capital requirements and the impact of credit market events;

•	our relationships with Cantor Fitzgerald, L.P. and its affiliates, which we refer to as “Cantor,” including Cantor Fitzgerald & Co., which we refer to as “CF&Co,” and Cantor Commercial Real Estate Company, L.P., which we refer to as “CCRE,” any related conflicts of interest, any impact of Cantor’s results on our credit ratings and/or the associated outlooks, any loans to or from us or Cantor, CF&Co’s acting as our sales agent or underwriter under our controlled equity or other offerings, Cantor’s holdings of our debt securities, CF&Co’s acting as a market maker in our debt securities, CF&Co’s acting as our financial advisor in connection with potential business combinations, dispositions, or other transactions, our participation in various investments, stock loans or cash management vehicles placed by or recommended by CF&Co, and any services provided by or transactions with CCRE;

•	economic or geopolitical conditions or uncertainties, the actions of governments or central banks, including uncertainty regarding a U.K. exit from the European Union following the recent referendum and related rulings, and the impact of terrorist acts, acts of war or other violence or political unrest, as well as natural disasters or weather-related or similar events, including power failures, communication and transportation disruptions, and other interruptions of utilities or other essential services;

•	the effect on our businesses, our clients, the markets in which we operate, and the economy in general of possible shutdowns of the U.S. government, sequestrations, uncertainties regarding the debt ceiling and the federal budget, and other potential political impasses, as well as the economic and market response to the Republican party control of both the U.S. Presidency and Congress;

•	the effect on our businesses of worldwide governmental debt issuances, austerity programs, increases or decreases in deficits, and other changes to monetary policy, and potential political impasses or regulatory requirements, including increased capital requirements for banks and other institutions or changes in legislation, regulations and priorities;

•	extensive regulation of our businesses and customers, changes in regulations relating to financial services companies, commercial real estate and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, increased financial and capital requirements, enhanced oversight, fines, penalties, sanctions, and changes to or restrictions or limitations on specific activities, operations, compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new businesses, products, or services;

•	factors related to specific transactions or series of transactions, including credit, performance, and principal risk, trade failures, counterparty failures, and the impact of fraud and unauthorized trading;

•	costs and expenses of developing, maintaining, and protecting our intellectual property, as well as employment and other litigation and their related costs, including judgments or settlements paid or received and the impact thereof on our financial results and cash flows in any given period;

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•	certain financial risks, including the possibility of future losses, reduced cash flows from operations, increased leverage and the need for short- or long-term borrowings, including from Cantor, or other sources of cash relating to acquisitions, dispositions, or other matters, potential liquidity and other risks relating to our ability to obtain financing or refinancing of existing debt on terms acceptable to us, if at all, and risks of the resulting leverage, including potentially causing a reduction in our credit ratings and/or the associated outlooks and increased borrowing costs, as well as interest rate and foreign currency exchange rate fluctuations;

•	risks associated with the temporary or longer-term investment of our available cash, including defaults or impairments on our investments, stock loans or cash management vehicles and collectability of loan balances owed to us by partners, employees, or others;

•	our ability to enter new markets or develop new products, trading desks, marketplaces, or services for existing or new customers and to induce such customers to use these products, trading desks, marketplaces, or services and to secure and maintain

•	our ability to enter into marketing and strategic alliances and business combinations or other transactions in the financial services, real estate, and other industries, including acquisitions, tender offers, dispositions, reorganizations, partnering opportunities and joint ventures, and our ability to maintain or develop relationships with independently owned offices in our Real Estate Services business and our ability to grow in other geographic regions, the proposed separation, IPO and distribution of shares related to our Real Estate Services business, the anticipated benefits of any such transactions, relationships or growth and the future impact of any such transactions, relationships or growth on our financial results for current or future periods, the integration of any completed acquisitions and the use of proceeds of any completed dispositions, and the value of and any hedging entered into in connection with consideration received or to be received in connection with such dispositions;

•	our estimates or determinations of potential value with respect to various assets or portions of our businesses, including with respect to the accuracy of the assumptions or the valuation models or multiples used;

•	our ability to hire and retain personnel, including brokers, salespeople, managers, and other professionals;

•	our ability to expand the use of technology for hybrid and fully electronic trading in our product and service offerings;

•	our ability to effectively manage any growth that may be achieved, while ensuring compliance with all applicable financial reporting, internal control, legal compliance, and regulatory requirements;

•	our ability to identify and remediate any material weaknesses in our internal controls that could affect our ability to prepare financial statements and reports in a timely manner, control our policies, practices and procedures, operations and assets, assess and manage our operational, regulatory, and financial risks, and integrate our acquired businesses and brokers, salespeople, managers and other professionals;

•	the effectiveness of our risk management policies and procedures, and the impact of unexpected market moves and similar events;

•	information technology risks, including capacity constraints, failures, or disruptions in our systems or those of the clients, counterparties, exchanges, clearing facilities, or other parties with which we interact, including cybersecurity risks and incidents and regulatory focus;

•	the fact that the prices at which shares of our Class A common stock are sold in one or more of our controlled equity offerings or in other offerings or other transactions may vary significantly, and purchasers of shares in such offerings or transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions;

•	our ability to meet expectations with respect to payments of dividends and distributions and repurchases of shares of our Class A common stock and purchases or redemptions of limited partnership interests of BGC Holdings, L.P., which we refer to as “BGC Holdings,” or other equity interests in our subsidiaries, including from Cantor, our executive officers, other employees, partners, and others, and the net proceeds to be realized by us from offerings of our shares of Class A common stock; and

•

the effect on the market for and trading price of our Class A common stock of various offerings and other transactions, including our controlled equity and other offerings of our Class A common stock and convertible or exchangeable securities, the proposed separation, IPO and distribution of shares related to our Real Estate Services business, our repurchases of shares of our Class A common stock and purchases of BGC Holdings limited partnership interests or other equity interests in our subsidiaries, any exchanges by Cantor of shares of our Class A common stock for shares of our Class B common stock, any exchanges or redemptions of limited partnership units and issuances of shares of Class A common stock in connection therewith, including in partnership restructurings, our payment of dividends on our Class A common stock and distributions on BGC Holdings limited partnership interests, convertible arbitrage, hedging, and other transactions engaged in by holders of our outstanding debt or other securities, share sales and stock

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pledge, stock loan, and other financing transactions by holders of our shares (including by Cantor or others), including of shares acquired pursuant to our employee benefit plans, unit exchanges and redemptions, partnership restructurings, acquisitions, conversions of our Class B common stock and our other convertible securities, stock pledge, stock loan, or other financing transactions, and distributions from Cantor pursuant to Cantor’s distribution rights obligations and other distributions to Cantor partners, including deferred distribution rights shares.

The foregoing risks and uncertainties, as well as those risks and uncertainties incorporated by reference into this prospectus supplement and the accompanying base prospectus, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference into this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein, is given as of the respective dates of this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference herein or therein, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CERTAIN DEFINED TERMS

Unless we otherwise indicate or unless the context requires otherwise, any reference in this prospectus to:

•	“5.125% notes” refers to the BGC Partners 5.125% senior notes due 2021, which are not convertible into shares of Class A common stock;

•	“5.375% notes” refers to the BGC Partners 5.375% senior notes due 2019, which are not convertible into shares of Class A common stock;

•	“8.125% notes” refers to the BGC Partners 8.125% senior notes due 2042, which are not convertible into shares of Class A common stock;

•	“8.375% notes” refers to the GFI 8.375% senior notes due 2018, which are guaranteed by BGC Partners and are not convertible into shares of Class A common stock;

•	“April 2008 distribution rights shares” refers to shares of Class A common stock distributed, or to be distributed on a deferred basis, by Cantor to certain current and former partners of Cantor pursuant to distribution rights provided to such partners on April 1, 2008;

•	“BGC Global” refers to BGC Global Holdings, L.P., which holds the non-U.S. businesses of BGC Partners;

•	“BGC Holdings” refers to BGC Holdings, L.P.;

•	“BGC Partners” refers to BGC Partners, Inc. and its consolidated subsidiaries;

•	“BGC Partners OldCo” refers to BGC Partners, LLC (formerly known as BGC Partners, Inc.) before the merger;

•	“BGC U.S.” refers to BGC Partners, L.P., which holds the U.S. businesses of BGC Partners;

•	“Cantor” refers to Cantor Fitzgerald, L.P. and its subsidiaries other than BGC Partners;

•	“Cantor units” refers to limited partnership interests of BGC Holdings held by Cantor entities, which units are exchangeable into shares of Class A common stock;

•	“CF&Co” refers to Cantor Fitzgerald & Co.;

•	“CFGM” refers to CF Group Management, Inc., the managing general partner of Cantor;

•	“Class A common stock” refers to BGC Partners Class A common stock, par value $0.01 per share;

•	“Class B common stock” refers to BGC Partners Class B common stock, par value $0.01 per share;

•	“common stock” refers to Class A common stock and Class B common stock, collectively;

•	“debt securities” refers to any debt securities of BGC Partners;

•	“deferred distribution rights shares” refers to distribution rights shares to be distributed by Cantor on a deferred basis;

•	“distribution rights” refers to the obligation of Cantor to distribute to certain current and former partners of Cantor shares of Class A common stock;

•	“distribution rights shares” refers to the April 2008 distribution rights shares and the February 2012 distribution rights shares, collectively;

•	“eSpeed” refers to eSpeed, Inc.;

•	“February 2012 distribution rights shares” refers to shares of Class A common stock to be distributed on a deferred basis to certain partners of Cantor in payment of previous quarterly partnership distributions pursuant to distribution rights provided to such partners on February 14, 2012;

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•	“founding partners” refers to the individuals who became limited partners of BGC Holdings in the mandatory redemption of interests in Cantor in connection with the separation and merger and who provide services to BGC Partners (provided that members of the Cantor group and Howard W. Lutnick (including any entity directly or indirectly controlled by Mr. Lutnick or any trust with respect to which he is a grantor, trustee or beneficiary) are not founding partners);

•	founding/working partners” refers to founding partners and/or working partners of BGC Holdings;

•	“founding/working partner units” refersto partnership units of BGC Holdings held by founding/working partners;

•	“GFI” refers to GFI Group Inc.;

•	“limited partners” refers to holders of limited partnership units;

•	“limited partnership interests” refers to founding/working partner units, limited partnership units and Cantor units, collectively;

•	“limited partnership units” refers to certain limited partnership units or working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners, which units may include APSIs, APSUs, AREUs, ARPSUs, LPUs, NLPUs, NPLPUs, NPPSUs, NPSUs, NPREUs, NREUs, PLPUs, PPSIs, PPSUs, PSEs, PSIs, PSUs, REUs, and RPUs, along with future limited partnership units of BGC Holdings;

•	“merger” refers to the merger of BGC Partners OldCo with and into eSpeed on April 1, 2008 pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008, by and among eSpeed, BGC Partners OldCo, Cantor, BGC U.S., BGC Global and BGC Holdings;

•	“Nasdaq” refers to Nasdaq, Inc.;

•	“Nasdaq Transaction” refers to Company’s sale of its on-the-run, electronic benchmark U.S. Treasury platform to Nasdaq;

•	“NGKF” refers to Newmark Grubb Knight Frank;

•	“OpCos” refers to BGC U.S. and BGC Global, collectively;

•	“outstanding notes” refers to the 8.125% notes, the 5.375% notes, the 8.375% notes and the 5.125% notes, , collectively;

•	“RSUs” refers to BGC Partners’ unvested restricted stock units held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“Securities Act” refers to the Securities Act of 1933, as amended;

•	“separation” refers to the transfer by Cantor of certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries pursuant to the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners OldCo, BGC U.S., BGC Global and BGC Holdings;

•	“Trayport” refers to GFI’s European electronic energy software business;

•	“U.S. GAAP” refers to accounting principles generally accepted in the United States of America;

•	“working partners” refers to holders of working partner units; and

•	“working partner units” refers to partnership units of BGC Holdings held by working partners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, but may not contain all information that may be important to you. The following summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and accompanying base prospectus. For a more complete understanding of the terms of our Class A common stock, and before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying base prospectus, and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.” See the “Certain Defined Terms” section beginning on page vi of this prospectus supplement for the definition of certain terms used in this prospectus supplement and accompanying base prospectus.

When we use the words “BGC Partners,” “BGC,” “we,” “us,” “our” or the “Company,” we are referring to BGC Partners, Inc. and its consolidated subsidiaries.

The Company

We are a leading global brokerage company servicing the financial and real estate markets through our two segments, Financial Services and Real Estate Services. Through our Financial Services brands, including BGC®, GFI®, Sunrise and RP Martin™, among others, our Financial Services segment specializes in the brokerage of a broad range of products, including fixed income (rates and credit), foreign exchange, equities, energy and commodities, and futures. We also provide a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Our integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or in many markets, fully electronic brokerage services in connection with transactions executed either over-the-counter , which we refer to as “OTC,” or through an exchange. Through our electronic brands including FENICS®, GFI®,, Lucera®, BGC Trader™, BGC Market Data and Capitalab® brands, we offer fully electronic brokerage, financial technology solutions, market data, trade compression, post-trade services, and analytics related to select financial instruments and markets.

Newmark Grubb Knight Frank, which we refer to as “NGKF,” is our leading commercial real estate business that comprises our Real Estate Services segment. Under brand names including Newmark Grubb Knight FrankTM, Newmark Cornish & CareyTM, Apartment Realty Advisors (ARA®), Computerized Facility IntegrationT M,, which we refer to as “CFI,” Landauer®, and Excess Space Retail Services, Inc., NGKF offers commercial real estate tenants, owner-occupiers, investors, lenders, multi-national corporations and developers a wide range of services, including leasing and corporate advisory services, investment sales, and real estate finance, consulting, appraisal and valuation, project management, and property and facilities management services. NGKF offers these services to clients in a broad range of products, including office, retail, industrial, multifamily, student housing, hotels, data center, healthcare, self-storage, land, condominium conversions, subdivisions and special use. For the twelve months ended December 31, 2016, we completed more than 16,500 real estate transactions in the U.S. with total deal consideration in excess of $57 billion.

On January 12, 2016, we announced that we had completed our merger with GFI Group, which we refer to as “GFI,” and now own 100% of GFI’s outstanding shares. This transaction included our successful completion on February 26, 2015 of a tender offer to acquire shares of common stock, par value $0.01 per share, of GFI for $6.10 per share in cash and accept for purchase 54.3 million shares, which we refer to as the “Tendered Shares,” tendered to us pursuant to our offer. GFI is a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. GFI serves institutional clients in operating electronic and hybrid markets for cash and derivative products across multiple asset classes. For further details, see “Acquisition of GFI Group Inc.”

Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers and investment firms. We have more than 100 offices globally in major markets including New York and London, as well as in Atlanta, Beijing, Bogota, Boston, Buenos Aires, Charlotte, Chicago, Copenhagen, Dallas, Denver, Dubai, Dublin, Geneva, Hong Kong, Houston, Istanbul, Johannesburg, Los Angeles, Madrid, Mexico City, Miami, Moscow, Nyon, Paris, Philadelphia, Rio de Janeiro, San Francisco, Santa Clara, Santiago, São Paulo, Seoul, Shanghai, Singapore, Sydney, Tel Aviv, Tokyo, Toronto and Washington, D.C.

Our Organizational Structure

We are a holding company, and our businesses are operated through two operating partnerships, BGC U.S., which holds our U.S. businesses, and BGC Global, which holds our non-U.S. businesses. The limited partnership interests of the two operating partnerships are held by us and BGC Holdings, and the limited partnership interests of BGC Holdings are currently held by limited partnership unit holders, founding partners, and Cantor. We hold the BGC Holdings general partnership interest and the BGC Holdings special voting limited partnership interest, which entitle us to remove and appoint the general partner of BGC Holdings, and serve as the general partner of BGC Holdings, which entitles us to control BGC Holdings. BGC Holdings, in turn, holds the BGC U.S. general partnership interest and the BGC U.S. special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC U.S., and the BGC Global general partnership interest and the BGC Global special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC Global, and serves as the general partner of BGC U.S. and BGC Global, all of which entitle BGC Holdings (and thereby us) to control each of BGC U.S. and BGC Global. BGC Holdings holds its BGC Global general partnership interest through a company incorporated in the Cayman Islands, BGC Global Holdings GP Limited.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters is located at 1 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcpartners.com, and our e-mail address is info@bgcpartners.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

The Offering

Shares of our Class A common stock offered by us	Up to 20,000,000 shares of our Class A common stock from time to time through CF&Co.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, CF&Co. See “Plan of Distribution” on page S-17.

Use of Proceeds	We intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus supplement for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker or other hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or redeeming or purchasing limited partnership interests of BGC Holdings or other equity interests of our subsidiaries from Cantor, our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to BGC U.S. and/or BGC Global, which OpCos may in turn use the proceeds for such purposes. See “Use of Proceeds” on page S-4.

Risk Factors	Investing in our Class A common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Nasdaq Global Select Market symbol	BGCP

RISK FACTORS

An investment in shares of our Class A common stock involves risks and uncertainties. You should consider carefully the risks below, the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus before making an investment decision. Any of the risk factors could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. You could lose all or part of your investment.

Risks Related to This Offering and Our Class A Common Stock

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us and cause the price of our Class A common stock to decline.

Future sales of our Class A common stock could have an adverse effect on our stock price.

We cannot predict the effect, if any, of future sales of our Class A common stock, or the availability of shares for future sales, on the market price of our Class A common stock. Sales of substantial amounts of our Class A common stock, or the perception that such sales could occur, could dilute existing holders of our Class A common stock and may adversely affect prevailing market prices for our Class A common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus supplement for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker or other hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or redeeming or purchasing limited partnership interests of BGC Holdings or other equity interests of our subsidiaries from Cantor, our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any net proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to BGC U.S. and/or BGC Global in consideration for BGC U.S. limited partnership interests and/or BGC Global limited partnership interests, which OpCos may in turn use the proceeds for such purposes.

We may raise additional funds from time to time through equity or debt financings, including borrowings under a credit facility, for such purposes.

DIVIDEND POLICY

Our board of directors has authorized a dividend policy which provides that we expect to pay not less than 75% of our “post-tax distributable earnings per fully diluted share” as cash dividends to our common stockholders, with the balance of such distributable earnings to be available to repurchase shares of our Class A common stock or redeem or purchase BGC Holdings limited partnership interests or other equity interests in our subsidiaries, including from Cantor, our executive officers, other employees, partners and others. Please see below for a detailed definition of “post-tax distributable earnings per fully diluted share.”

Our board of directors and our Audit Committee have authorized repurchases of shares of our Class A common stock and redemptions of BGC Holdings limited partnership interests or other equity interests in our subsidiaries, including those held by Cantor, our executive officers, other employees, partners and others. As of March 31, 2017, we had approximately 290.0 million remaining under this authorization and may continue to actively make repurchases or purchases, or cease to make such repurchases or purchases, from time to time.

We expect to pay such dividends, if and when declared by our board of directors, on a quarterly basis. The dividend to our common stockholders is expected to be calculated based on post-tax distributable earnings allocated to us and generated over the fiscal quarter ending prior to the record date for the dividend. No assurance can be made, however, that a dividend will be paid each quarter.

The declaration, payment, timing and amount of any future dividends payable by us will be at the sole discretion of our board of directors. We are a holding company, with no direct operations, and therefore we are able to pay dividends only from our available cash on hand and funds received from distributions from BGC U.S. and BGC Global. Our ability to pay dividends may also be limited by regulatory considerations as well as by covenants contained in financing or other agreements. In addition, under Delaware law, dividends may be payable only out of surplus, which is our net assets minus our capital (as defined under Delaware law), or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Accordingly, any unanticipated accounting, tax, regulatory or other charges against net income may adversely affect our ability to declare dividends. While we intend to declare and pay dividends quarterly, there can be no assurance that our board of directors will declare dividends at all or on a regular basis or that the amount of our dividends will not change.

Certain Definitions

We use non-GAAP financial measures including, but not limited to, “pre-tax distributable earnings” and “post-tax distributable earnings”, which are supplemental measures of operating results that are used by management to evaluate our financial performance and our consolidated subsidiaries’ financial performance. We believe that distributable earnings best reflect the operating earnings generated by us on a consolidated basis and are the earnings which management considers available for, among other things, distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” and “net income (loss) per fully diluted share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses that generally do not involve the receipt or outlay of cash by us and/or which do not dilute existing stockholders, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect our ordinary operating results.

Adjustments Made to Calculate Pre-Tax Distributable Earnings

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries excluding items, such as:

•	Non-cash equity-based compensation charges related to limited partnership unit exchange or conversion.

•	Non-cash asset impairment charges, if any.

•	Non-cash compensation charges for items granted or issued pre-merger with respect to certain mergers or acquisitions by BGC Partners. To date, these mergers have only included those with and into eSpeed, Inc. and the Back-End Mergers relating to GFI.

Distributable earnings calculations also exclude certain unusual, one-time or non-recurring items, if any. These charges are excluded from distributable earnings because we view excluding such charges as a better reflection of our ongoing, ordinary operations.

In addition to the above items, allocations of net income to founding/working partner and other limited partnership units are excluded from calculations of pre-tax distributable earnings. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are in the fully diluted share count, and are exchangeable on a one-to-one basis into common stock. As these units are exchanged into common shares, unit holders become entitled to cash dividends rather than cash distributions. We view such allocations as intellectually similar to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded when calculating distributable earnings performance measures.

Our definition of distributable earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. This includes the one-time gains related to the Nasdaq and Trayport transactions. Management believes that excluding such gains and charges also best reflects our ongoing operating performance.

However, the payments associated with our expected annual receipt of Nasdaq stock and related mark-to-market gains or losses are anticipated to be included in our calculation of distributable earnings for the following reasons:

•	Nasdaq is expected to pay BGC in an equal amount of stock on a regular basis for a 15-year period beginning in 2013 as part of that transaction;

•	The Nasdaq earn-out largely replaced the generally recurring quarterly earnings BGC generated from eSpeed; and

•	We intend to pay dividends and distributions to common stockholders and/or unit holders based on all other income related to the receipt of the earn-out.

To make period-to-period comparisons more meaningful, one-quarter of each annual Nasdaq contingent earn-out amount, as well as gains or losses with respect to associated mark-to-market movements and/or hedging, will be included in our calculation of distributable earnings each quarter as “other income.”

We also treat gains or losses related to mark-to-market movements and/or hedging with respect to any remaining Intercontinental Exchange, Inc., which we refer to as “ICE,” shares in a consistent manner with the treatment of Nasdaq shares when calculating distributable earnings.

Investors and analysts should note that, due to the large gain recorded with respect to the Trayport sale in December, 2015, and the closing of the back-end merger with GFI in January 2016, non-cash charges related to the amortization of intangibles with respect to acquisitions are also excluded from the calculation of pre-tax distributable earnings.

Adjustments Made to Calculate Post-Tax Distributable Earnings

Since distributable earnings are calculated on a pre-tax basis, management intends to also report post-tax distributable earnings to fully diluted shareholders. Post-tax distributable earnings to fully diluted shareholders are defined as pre-tax distributable earnings, less noncontrolling interest in subsidiaries, and reduced by the provision for taxes as described below.

Our calculation of the provision for taxes on an annualized basis starts with GAAP income tax provision, adjusted to reflect tax-deductible items. Management uses this non-GAAP provision for taxes in part to help it to evaluate, among other things, the overall performance of the business, make decisions with respect to our operations, and to determine the amount of dividends paid to common shareholders.

The provision for taxes with respect to distributable earnings includes additional tax-deductible items including limited partnership unit exchange or conversion, employee loan amortization, charitable contributions, and certain net-operating loss carryforwards.

We incur income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of our subsidiaries. Certain of our entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax, which we refer to as “UBT,” in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. Our consolidated financial statements include U.S. federal, state and local income taxes on our allocable share of the U.S. results of operations. Outside of the U.S., we operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for distributable earnings are presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Pre-tax and Post-Tax Distributable Earnings per Share

Our distributable earnings per share calculations assume either that:

•	The fully diluted share count includes the shares related to any dilutive instruments, such as convertible notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for distributable earnings excludes shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions.

Each quarter, the dividend to our common stockholders is expected to be determined by our Board of Directors with reference to a number of factors, including post-tax distributable earnings per fully diluted share. In addition to our quarterly dividend to common stockholders, we expect to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, as well as to Cantor for its non-controlling interest. The amount of this net income, and therefore of these payments, is expected to be determined using the above definition of pre-tax distributable earnings per share.

Other Matters with Respect to Distributable Earnings

The term “distributable earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). We view distributable earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure.

Pre- and post-tax distributable earnings are not intended to replace our presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

We anticipate providing forward-looking quarterly guidance for GAAP revenues and for certain distributable earnings measures from time to time. However, we do not anticipate providing a quarterly outlook for other GAAP results. This is because certain GAAP items, which are excluded from distributable earnings, are difficult to forecast with precision before the end of each quarter. We therefore believe that it is not possible to forecast quarterly GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless we make unreasonable efforts.

The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on our GAAP results include, but are not limited, to the following:

•	Allocations of net income and grants of exchangeability to limited partnership units and founding partner units, which are determined at the discretion of management throughout and up to the period-end.

•	The impact of certain marketable securities, as well as any gains or losses related to associated mark-to-market movements and/or hedging. These items are calculated using period-end closing prices.

•	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end.

•	Acquisitions, dispositions and/or resolutions of litigation which are fluid and unpredictable in nature.

For more information on this topic, please see certain tables in our most recent financial results press release including “Reconciliation of GAAP Income (Loss) to Distributable Earnings.”

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” There is no public trading market for our Class B common stock, which is held by Cantor and CFGM. The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of Class A common stock on the Nasdaq Global Select Market.

We declared quarterly dividends of $0.14 for each of the four quarters of 2015 and of $0.16 for the each of the four quarters of 2016.

	High	Low
2017
Second Quarter (through April 11, 2017)	$11.38	$10.78
First Quarter	$11.85	$10.29
2016
First Quarter	$9.63	$8.27
Second Quarter	$9.50	$8.34
Third Quarter	$9.31	$8.18
Fourth Quarter	$10.34	$8.36
2015
First Quarter	$9.72	$7.78
Second Quarter	$10.27	$8.38
Third Quarter	$10.05	$7.91
Fourth Quarter	$9.90	$7.80

On April 11, 2017, the last reported sales price of our Class A common stock on the Nasdaq Global Select Market was $10.93. As of April 11, 2017, there were 626 holders of record of our Class A common stock and two holders of record of our Class B common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. Copies of our restated certificate of incorporation, which we refer to as our “certificate of incorporation,” and our amended and restated bylaws, which we refer to as our “bylaws,” and other documents referred to herein are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our Capital Stock

The following descriptions of our Class A common stock, Class B common stock, preferred stock and the relevant provisions of our certificate of incorporation and bylaws are summaries thereof and are qualified in their entirety by reference to our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and applicable law.

Our authorized capital stock consists of 900 million shares of common stock, consisting of 750 million shares of our Class A common stock, par value $0.01 per share, and 150 million shares of our Class B common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share

Common Stock

As of March 31, 2017, there were 248,574,351 shares of our Class A common stock outstanding and 34,848,107 shares of our Class B common stock outstanding. The holders of our Class A common stock are generally entitled to one vote per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class A common stock to approximately 41.6% of our voting power as of such date, and do not have cumulative voting rights. The holders of our Class B common stock are generally entitled to ten votes per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class B common stock to 58.4% of our voting power as of such date, and do not have cumulative voting rights. Cantor and CFGM, the managing general partner of Cantor, and an entity controlled by our Chairman and Chief Executive Officer, Howard W. Lutnick, are the only holders of our Class B common stock. Our Class B common stock generally votes together with our Class A common stock on all matters submitted to the vote of our Class A common stockholders. Our Class B common stock shall be issued only to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick, or (3) Mr. Lutnick, his spouse, his estate, any of his descendants, any of his relatives or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives, which we refer to as the “B Share Entities.”

Each share of our Class A common stock is equivalent to a share of our Class B common stock for purposes of economic rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. See “Dividend Policy” and “Price Range of Class A Common Stock.” In the event of our liquidation, dissolution or winding up, the holders of shares of our Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Our certificate of incorporation provides that each share of our Class B common stock is convertible at any time, at the option of the holder, into one share of our Class A common stock. Each share of our Class B common stock will automatically convert into a share of our Class A common stock upon any sale, pledge or other transfer, which we refer to as a “transfer,” whether or not for value, by the initial registered holder, other than any transfer by the initial holder to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick and (3) Mr. Lutnick or the B Share Entities.

Any holder of shares of our Class B common stock may pledge his, her or its shares of Class B common stock, as the case may be, to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee so long as the shares are not transferred to or registered in the name of the pledgee. In the event of any pledge of shares of our Class B common stock meeting these requirements, the pledged shares will not be converted automatically into shares of our Class A common stock. If the pledged shares of our Class B common stock become subject to any foreclosure, realization or other similar action by the pledgee, they will be converted automatically into shares of our Class A common stock upon the occurrence of that action. The automatic conversion provisions in our certificate of incorporation may not be amended, altered, changed or repealed without the approval of the holders of a majority of the voting power of all outstanding shares of our Class A common stock.

Shares of our Class A common stock are not subject to any conversion right. None of the shares of our Class A common stock or Class B common stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to shares of our Class A common stock or Class B common stock. All outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Under an exchange agreement between us and Cantor, Cantor and its managing general partner, CFGM and other Cantor affiliates entitled to hold Class B common stock under our certificate of incorporation have the right to exchange from time to time, on a one-for-one basis, subject to adjustment, up to an aggregate of 34,649,693 shares of Class A common stock now owned or subsequently acquired by Cantor and such affiliates for up to an aggregate of 34,649,693 shares of Class B common stock. These shares of Class B common stock represent the remaining 34,649,693 authorized but unissued shares of Class B common stock available under our certificate of incorporation. Any shares of Class B common stock issued in connection with the exchange agreement will be deducted from the aggregate number of shares of Class B common stock that may be issued to Cantor and such affiliates upon exchange of their exchangeable limited partnership units in BGC Holdings. Accordingly, Cantor and such affiliates will not be entitled to receive any more shares of Class B common stock under the exchange agreement than they were previously eligible to receive upon exchange of exchangeable limited partnership units.

Preferred Stock

Our board of directors has the authority to cause us to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series, without further vote or action by the stockholders. The issuance of our preferred stock pursuant to such “blank check” provisions may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders and may adversely affect the voting and other rights of the holders of shares of our Class A common stock. At present, we have no plans to issue any preferred stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws and the Outstanding Notes

Some provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” and our certificate of incorporation, bylaws and outstanding notes, could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

The provisions, summarized above and below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also primarily designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, or was the owner of 15% or more of a corporation’s outstanding voting stock at any time within the prior three years, other than “interested stockholders” prior to the time our Class A common stock was traded on the Nasdaq Stock Market. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our Class A common stock.

Certificate of Incorporation and Bylaws

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, or in the event the Chairman of our board of directors is unavailable, by the Chief Executive Officer or by the holders of a majority of the voting power of our Class B common stock, which is held by Cantor and CFGM. In addition, as discussed above, our certificate of incorporation permits us to issue “blank check” preferred stock.

Our bylaws require advance written notice prior to a meeting of our stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting, which generally must be received by our Secretary not later than 120 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Our bylaws provide that all amendments to our bylaws must be approved by either the holders of a majority of the voting power of all of our outstanding capital stock entitled to vote or by a majority of our board of directors.

The Outstanding Notes

8.125% Notes

Pursuant to the terms of the 8.125% notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the indenture governing the notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Triggering Event” will occur upon the occurrence of both a “Change of Control” (as defined in the indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). The requirement to offer to purchase the 8.125% notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors.

5.375% Notes

Pursuant to the terms of the 5.375% notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the indenture governing the notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Triggering Event” will occur upon the occurrence of both a “Change of Control” (as defined in the indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). The requirement to offer to purchase the notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors.

8.375% Notes

As a result of our acquisition of GFI, GFI’s financial results are consolidated as part of BGC. Included in that consolidation are the 8.375% notes. Pursuant to the terms of such notes, holders of the notes will have the right to require GFI, or BGC pursuant to a BGC Guarantee and a GFI supplemental indenture, to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Repurchase Event” (as defined in the indenture governing the notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Repurchase Event” will occur upon the occurrence of both a “Change of Control” (as defined in indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). Our acquisition of GFI did not result in a Change of Control Repurchase Event. The requirement that GFI or BGC offer to repurchase the notes upon a Change of Control Repurchase Event may in certain circumstances delay or prevent a takeover of us or a sale by us of GFI and/or the removal of incumbent management that might otherwise be beneficial to investors.

5.125% Notes

Pursuant to the terms of the 5.125% notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change in Control Triggering Event” (as defined in the indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). The requirement to offer to purchase the notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors.

Corporate Opportunity

Our certificate of incorporation provides that no Cantor Company (as defined below) or any of the representatives (as defined below) of a Cantor Company will owe any fiduciary duty to, nor will any Cantor Company or any of their respective representatives be liable for breach of fiduciary duty to, us or any of our stockholders with respect to a corporate opportunity, except as described below. To the extent that any representative of a Cantor Company also serves as our director or officer, such person will owe fiduciary duties to us in his or her capacity as our director or officer. In addition, none of any Cantor Company or any of their representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as us, or doing business with any of our clients or customers.

If a third party presents a corporate opportunity (as defined below) to a person who is a representative of ours and a representative of a Cantor Company, expressly and solely in such person’s capacity as a representative of us, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to the corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached such person’s duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

A Cantor Company may pursue such a corporate opportunity if we decide not to.

If a corporate opportunity is not presented to a person who is both a representative of ours and a representative of a Cantor Company and, expressly and solely in such person’s capacity as a representative of us, such person will not be obligated to present the corporate opportunity to us or to act as if such corporate opportunity belongs to us, and such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to such corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached a duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

For purposes of the above:

•	“Cantor Company” means Cantor and any of its affiliates (other than, if applicable, the Company and its affiliates);

•	“representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person; and

•	“corporate opportunity” means any business opportunity that we are financially able to undertake that is, from its nature, in our lines of business, is of practical advantage to us and is one in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunity, the self-interest of a Cantor Company or their respective representatives will be brought into conflict with our self-interest.

Registration Rights for Class A Common Stock

We have entered into various registration rights agreements with Cantor that provide for our registration of shares of our Class A common stock for resale by Cantor. We entered into a registration rights agreement with Cantor dated December 9, 1999 in connection with eSpeed’s formation. We also assumed in connection with the merger the obligations of BGC Partners OldCo under its registration rights agreement with Cantor dated March 31, 2008. We also entered into a registration rights agreement with Cantor in connection with the sale to Cantor of the Convertible Senior Notes. For a description of such registration rights available to Cantor, see “Certain Relationships and Related Transactions — Registration Rights Agreements” included in our Definitive Proxy Statement on Schedule 14A filed on May 13, 2016, which we incorporate herein by reference. In addition, in connection with the Back-End Mergers, we registered for resale the 23,481,192 shares of our Class A common stock issued to certain former GFI stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following is a general discussion of material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our Class A common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of Class A common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation, or entity treated as a corporation, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address the Medicare tax on net investment income, the alternative minimum tax, or any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders who hold or receive shares of our Class A common stock pursuant to the exercise of an employee stock option or otherwise as compensation, non-U.S. holders that hold shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding shares of Class A common stock are encouraged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK. PROSPECTIVE HOLDERS OF SHARES OF CLASS A COMMON STOCK ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SUCH SHARES.

Dividends

In general, any distribution we make to a non-U.S. holder with respect to its shares of our Class A common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. Such non-U.S. holder must generally provide the withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form claiming an exemption from or reduction in withholding under an applicable income tax treaty. This certification must be provided before dividends on our Class A common stock are paid and must be updated periodically. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution exceeds our current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, the holder’s basis in its shares, but not below zero, and then will be treated as gain from the sale or exchange of such shares, subject to taxation as described below under “Gain on Sale or Other Disposition of Shares of Our Class A Common Stock.”

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements, including providing the withholding agent with a properly executed IRS Form W-8EGT. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Shares of Our Class A Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our Class A common stock unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation, which we refer to as an “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of the shares. We believe we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. If we were or were to become a USRPHC at any time during the applicable period, however, and either our Class A common stock is not “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code) or a non-U.S. holder owns (directly, indirectly or constructively) more than 5% of the Class A common stock during the applicable period, such non-U.S. holder will generally be subject to U.S. federal income tax on, any gain recognized on a sale or other disposition of shares in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our Class A common stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of shares of our Class A common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by certain U.S. source capital losses.

Information Reporting, Backup Withholding, and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder of shares of our Class A common stock the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding with respect to dividends paid on its shares of our Class A common stock to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our Class A common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells or otherwise dispose of its shares of Class A common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders are encouraged to consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or “FATCA,” imposes withholding taxes on certain types of payments made to “foreign financial institutions” (as specially defined under FATCA) and certain other non-U.S. entities if certification, information reporting and other specified requirements are not met. FATCA generally imposes a 30% withholding tax on “withholdable payments” if they are paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations and other specified requirements are satisfied or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and other specified requirements are satisfied. “Withholdable payments” generally means (i) any payment of interest, dividends, rents and certain other types of generally passive income if such payment is from sources within the United States and (ii) any gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (including, for example, stock and debt of U.S. corporations). Non-U.S. holders may be required to enter into an agreement with the U.S. Treasury relating to certain reporting, withholding and other obligations under FATCA, or may be required to comply with reporting and other compliance obligations under an intergovernmental agreement between their country of organization and the U.S. Treasury. If a non-U.S. holder does not provide us with the information necessary to comply with FATCA, it is possible that distributions to such non-U.S. holder that are attributable to withholdable payments, such as dividends, will be subject to the 30% withholding tax. Payments of gross proceeds from a sale or other disposition of our Class A common stock could also be subject to withholding unless such disposition occurs on or before December 31, 2018. Prospective investors should consult their own tax advisors regarding this legislation.

PLAN OF DISTRIBUTION

General

We have entered into the April 2017 sales agreement, dated April 12, 2017, with CF&Co, under the terms and conditions of which we may issue and sell from time to time up to 20,000,000 shares of our Class A common stock through CF&Co as our sales agent. This prospectus supplement relates to the offer and sale of such 20,000,000 shares of Class A common stock under such sales agreement under the registration statement of which this prospectus supplement forms a part. The April 2017 sales agreement follows the November 2014 sales agreement under our shelf Registration Statement on Form S-3 (Registration No. 333-200415). Of the 20,000,000 shares of Class A common stock covered by the November 2014 sales agreement, approximately 17.0 million shares have been sold as of April 12, 2017, and approximately 3.0 million shares remain to be sold as of such date. We have filed the April 2017 sales agreement with the SEC as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement.

Upon instructions from us, CF&Co, as our sales agent, will use commercially reasonable efforts, consistent with its normal trading practices, to sell shares of our Class A common stock under the April 2017 sales agreement pursuant to this prospectus supplement. Sales of shares of Class A common stock, if any, pursuant to this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including, sales made directly on or through the Nasdaq Global Select Market, any other existing trading market for the Class A common stock, and/or any other method permitted by Rule 415(a)(4) at market prices prevailing at the time of sale or at prices related to such prevailing market prices. As our sales agent, CF&Co will not engage in any transactions that stabilize the Class A common stock.

CF&Co will offer and sell the shares of our Class A common stock under the April 2017 sales agreement on any trading day as determined by us and CF&Co. We may designate the maximum amount and minimum price of the shares of Class A common stock to be sold through CF&Co on a daily basis or otherwise determine such amounts together with CF&Co. Pursuant to the terms and conditions of the sales agreement, CF&Co will use its commercially reasonable efforts to sell on our behalf all of the designated shares of Class A common stock. We may instruct CF&Co not to sell shares if the sales cannot be effected at or above the minimum price designated by us in any such instruction, or we may instruct CF&Co to sell shares so as to seek to realize a designated minimum price per share for all shares sold over a designated period or so as to seek to raise a designated minimum dollar amount of gross proceeds from sales of all such shares over a designated period.

We or CF&Co may suspend the offer and sale of our Class A common stock being made through CF&Co under the April 2017 sales agreement upon proper notice to the other party. CF&Co will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Global Select Market following the trading day on which shares of Class A common stock are sold through CF&Co under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the commissions payable by us to CF&Co in connection with the sales.

We will pay CF&Co commissions for its services in acting as our sales agent in the offer and sale of our Class A common stock under the April 2017 sales agreement. Under the sales agreement, CF&Co will be entitled to commissions equal to 2.0% of the gross proceeds of any shares of Class A common stock sold pursuant to the sales agreement. We estimate that the total expenses for the offering, excluding commissions payable to CF&Co under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of shares of our Class A common stock under the April 2017 sales agreement will occur on the third trading day following the date on which any sales are made, or such earlier day as required by SEC rule or industry practice for regular-way trading, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account.

In connection with the offer and sale of shares of our Class A common stock on our behalf under the April 2017 sales agreement, CF&Co will be deemed to be an “underwriter” within the meaning of the Securities Act, and the commissions payable by us to CF&Co will be deemed to be underwriting compensation. Under the sales agreement, we have agreed to provide indemnification and contribution to CF&Co against certain civil liabilities, including liabilities under the Securities Act.

The offer and sale of shares of our Class A common stock under the April 2017 sales agreement will terminate upon the (1) earlier to occur of the sale of all of the 20,000,000 shares of Class A common stock under such sales agreement, and November 22, 2019, or (2) other termination of such sales agreement pursuant to its terms. The sales agreement may be terminated by us or CF&Co pursuant to its terms by giving notice to the other party.

This prospectus supplement in electronic format may be made available on a website maintained by CF&Co, and CF&Co may distribute this prospectus supplement and the accompanying prospectus electronically.

Conflicts of Interest

CF&Co is our broker-dealer affiliate, a wholly owned subsidiary of Cantor, and a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.” The offering of shares of our Class A common stock under the April 2017 sales agreement pursuant to this prospectus supplement will conform to the requirements set forth in FINRA Rule 5121. CF&Co and its affiliates, including Cantor, have provided investment banking, financial advisory and other services to us and our affiliates in the past and are expected do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates. For further information about our relationships with CF&Co and its affiliates, including Cantor, see our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered pursuant to this prospectus will be passed upon for us by Stephen M. Merkel, our Executive Vice President, General Counsel and Secretary. Mr. Merkel’s address is c/o BGC Partners, Inc., 499 Park Avenue, New York, New York 10022. As of March 31, 2017, Mr. Merkel owned (i) 39,436 shares of our Class A common stock held directly by Mr. Merkel, (ii) 18,347 shares of our Class A common stock held in Mr. Merkel’s 401(k) account (as of March 31, 2017), (iii) 2,250 shares of our Class A common stock beneficially owned by Mr. Merkel’s spouse, and (iv) 320,196 and 229,694 non-exchangeable PSUs and PPSUs, respectively. Mr. Merkel has in the past and may in the future sell shares of Class A common stock and limited partnership units to us.

Certain legal matters concerning this offering will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, which has represented CF&Co and Cantor in other matters and may be expected to continue to do so in the future. CF&Co is being represented in connection with this offering by Cooley LLP, New York, New York. Cooley LLP has represented CF&Co and Cantor in other matters and may be expected to continue to do so in the future.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of BGC Partners, Inc. included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the effectiveness of internal control over financial reporting of BGC Partners, Inc. as of December 31, 2016, as set forth in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule of BGC Partners, Inc. are incorporated by reference in reliance on the reports of such firm, given on their authority as experts in accounting and auditing.

The audited historical financial statements and financial statement schedule of GFI Group Inc. incorporated in this prospectus by reference to BGC Partners, Inc.’s Current Report on Form 8-K dated March 1, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov .

Our website address is www.bgcpartners.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Cantor, CFGM, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 28, 2017;

•	our Current Report on Form 8-K filed on January 4, 2017;

•	our Current Report on Form 8-K filed on February 9, 2017 (other than as indicated therein);

•	our Current Report on Form 8-K filed on March 1, 2017;

•	our Current Report on Form 8-K filed on April 12, 2017;

•	our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Stockholders filed on May 13, 2016;

•	our Registration Statement on Form 8-A for our Class A common stock filed on November 18, 1999;

•	our Amendment No. 1 to our Registration Statement on Form 8-A/A filed on March 7, 2001; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Numbers 0-28191 and 1-35591) after the date of this prospectus and before the completion of the offering of the shares of our Class A common stock included in this prospectus.

Any statement contained in this prospectus supplement or in the accompanying base prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.bgcpartners.com), or by writing or telephoning us at the following address:

Investor Relations

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

BGC PARTNERS, INC.

Class A Common Stock

This prospectus relates to 20,000,000 shares of Class A common stock, par value $0.01 per share, which we refer to as our “Class A common stock,” of BGC Partners, Inc., which we refer to as “BGC Partners,” “BGC,” “we,” “us,” or the “Company.”

Through this prospectus, we may offer and sell up to 20,000,000 shares of our Class A common stock from time to time in amounts, at prices and on terms to be determined at the time of the offering. We may sell the shares of our Class A common stock to or through one or more underwriters, dealers or agents or directly to purchasers on a delayed or continuous basis.

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker or other hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or redeeming or purchasing limited partnership interests of our subsidiary BGC Holdings, L.P., which we refer to as “BGC Holdings,” or other equity interests of our subsidiaries from Cantor Fitzgerald, L.P., which we refer to as “Cantor,” our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any net proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to our subsidiaries, BGC Partners, L.P., which we refer to as “BGC U.S.,” and/or BGC Global Holdings, L.P., which we refer to as “BGC Global,” which entities may in turn use the proceeds for such purposes.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” On November 22, 2016, the last reported sales price of the Class A common stock was $9.83 per share.

An investment in shares of our Class A common stock involves risks. See the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2016

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement, our businesses, financial condition, results of operations and prospects might have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer and sell shares of our Class A common stock as described in this prospectus in one or more offerings. Prospectus supplements may add, update, substitute or change the information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described below.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein include important information about us, our Class A common stock, this offering, and other information you should know before investing. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before investing in shares of Class A common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the factors set forth below and may impact either or both of our operating segments:

•	market conditions, including trading volume and volatility, potential deterioration of equity and debt capital markets and markets for commercial real estate and related services, and our ability to access the capital markets;

•	pricing, commissions and fees, and market position with respect to our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers, and consolidation;

•	liquidity, regulatory, and clearing capital requirements and the impact of credit market events;

•	our relationships with Cantor Fitzgerald, L.P. and its affiliates, which we refer to as “Cantor,” including Cantor Fitzgerald & Co., which we refer to as “CF&Co,” and Cantor Commercial Real Estate Company, L.P., which we refer to as “CCRE,” any related conflicts of interest, any impact of Cantor’s results on our credit ratings and/or the associated outlooks, any loans to or from us or Cantor, CF&Co’s acting as our sales agent or underwriter under our controlled equity or other offerings, Cantor’s holdings of our debt securities, CF&Co’s acting as a market maker in our debt securities, CF&Co’s acting as our financial advisor in connection with potential business combinations, dispositions, or other transactions, our participation in various investments, stock loans or cash management vehicles placed by or recommended by CF&Co, and any services provided by or transactions with CCRE;

•	economic or geopolitical conditions or uncertainties, the actions of governments or central banks, including uncertainty regarding a U.K. exit from the European Union following the recent referendum and related rulings, and the impact of terrorist acts, acts of war or other violence or political unrest, as well as natural disasters or weather-related or similar events, including power failures, communication and transportation disruptions, and other interruptions of utilities or other essential services;

•	the effect on our businesses, our clients, the markets in which we operate, and the economy in general of possible shutdowns of the U.S. government, sequestrations, uncertainties regarding the debt ceiling and the federal budget, and other potential political impasses, as well as the economic and market response to the U.S. presidential election;

•	the effect on our businesses of reductions in overall industry volumes in certain of our products as a result of central bank quantitative easing, interest rate changes, market volatility, and other factors;

•	the effect on our businesses of worldwide governmental debt issuances, austerity programs, increases or decreases in deficits, and other changes to monetary policy, and potential political impasses or regulatory requirements, including increased capital requirements for banks and other institutions;

•	extensive regulation of our businesses and customers, changes in regulations relating to financial services companies, commercial real estate and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, increased financial and capital requirements, enhanced oversight, fines, penalties, sanctions, and changes to or restrictions or limitations on specific activities, operations, compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new businesses, products, or services;

•	factors related to specific transactions or series of transactions, including credit, performance, and principal risk, trade failures, counterparty failures, and the impact of fraud and unauthorized trading;

•	costs and expenses of developing, maintaining, and protecting our intellectual property, as well as employment and other litigation and their related costs, including judgments or settlements paid or received and the impact thereof on our financial results and cash flows in any given period;

•	certain financial risks, including the possibility of future losses, reduced cash flows from operations, increased leverage and the need for short- or long-term borrowings, including from Cantor, or other sources of cash relating to acquisitions, dispositions, or other matters, potential liquidity and other risks relating to our ability to obtain financing or refinancing of existing debt on terms acceptable to us, if at all, and risks of the resulting leverage, including potentially causing a reduction in our credit ratings and/or the associated outlooks and increased borrowing costs, as well as interest rate and foreign currency exchange rate fluctuations;

•	risks associated with the temporary or longer-term investment of our available cash, including defaults or impairments on our investments, stock loans or cash management vehicles and collectability of loan balances owed to us by partners, employees, or others;

•	our ability to enter new markets or develop new products, trading desks, marketplaces, or services for existing or new customers and to induce such customers to use these products, trading desks, marketplaces, or services and to secure and maintain market share;

•	our ability to enter into marketing and strategic alliances and business combinations or other transactions in the financial services, real estate, and other industries, including acquisitions, tender offers, dispositions, offerings, reorganizations, partnering opportunities and joint ventures, and our ability to maintain or develop relationships with independently owned offices in our real estate services business and our ability to grow in other geographic regions, the anticipated benefits of any such transactions, relationships or growth and the future impact of any such transactions, relationships or growth on our financial results for current or future periods, the integration of any completed acquisitions and the use of proceeds of any completed dispositions or offerings, and the value of and any hedging entered into in connection with consideration received or to be received in connection with such dispositions;

•	our estimates or determinations of potential value with respect to various assets or portions of our businesses, including with respect to the accuracy of the assumptions or the valuation models or multiples used;

•	our ability to hire and retain personnel, including brokers, salespeople, managers, and other professionals;

•	our ability to expand the use of technology for hybrid and fully electronic trading in our product and service offerings;

•	our ability to effectively manage any growth that may be achieved, while ensuring compliance with all applicable financial reporting, internal control, legal compliance, and regulatory requirements;

•	our ability to identify and remediate any material weaknesses in our internal controls that could affect our ability to prepare financial statements and reports in a timely manner, control our policies, practices and procedures, operations and assets, assess and manage our operational, regulatory, and financial risks, and integrate our acquired businesses and brokers, salespeople, managers and other professionals;

•	the effectiveness of our risk management policies and procedures, and the impact of unexpected market moves and similar events;

•	information technology risks, including capacity constraints, failures, or disruptions in our systems or those of the clients, counterparties, exchanges, clearing facilities, or other parties with which we interact, including cybersecurity risks and incidents and regulatory focus;

•	the fact that the prices at which shares of our Class A common stock are sold in one or more of our controlled equity offerings or in other offerings or other transactions may vary significantly, and purchasers of shares in such offerings or transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions;

•	our ability to meet expectations with respect to payments of dividends and distributions and repurchases of shares of our Class A common stock and purchases or redemptions of limited partnership interests of BGC Holdings, L.P., which we refer to as “BGC Holdings,” or other equity interests in our subsidiaries, including from Cantor, our executive officers, other employees, partners, and others, and the net proceeds to be realized by us from offerings of shares of our Class A common stock; and

•	the effect on the market for and trading price of our Class A common stock of various offerings and other transactions, including our controlled equity and other offerings of our Class A common stock and convertible or exchangeable securities, our repurchases of shares of our Class A common stock and purchases of BGC Holdings limited partnership interests or other equity interests in our subsidiaries, any exchanges by Cantor of shares of our Class A common stock for shares of our Class B common stock, any exchanges or redemptions of limited partnership units and issuances of shares of Class A common stock in connection therewith, including in partnership restructurings, our payment of dividends on our Class A common stock and distributions on BGC Holdings limited partnership interests, convertible arbitrage, hedging, and other transactions engaged in by holders of our outstanding debt or other securities, share sales and stock pledge, stock loan, and other financing transactions by holders of our shares (including by Cantor or others), including of shares acquired pursuant to our employee benefit plans, unit exchanges and redemptions, partnership restructurings, acquisitions, conversions of our Class B common stock and our other convertible securities, stock pledge, stock loan, or other financing transactions, and distributions from Cantor pursuant to Cantor’s distribution rights obligations and other distributions to Cantor partners, including deferred distribution rights shares.

The foregoing risks and uncertainties, as well as those risks and uncertainties referred to under the heading “Risk Factors” and those incorporated by reference herein, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference is given as of the respective dates of this prospectus or the documents incorporated by reference into this prospectus, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

v

CERTAIN DEFINED TERMS

Unless we otherwise indicate or unless the context requires otherwise, any reference in this prospectus to:

•	“5.125% notes” refers to the BGC Partners 5.125% senior notes due 2021, which are not convertible into shares of Class A common stock;

•	“5.375% notes” refers to the BGC Partners 5.375% senior notes due 2019, which are not convertible into shares of Class A common stock;

•	“8.125% notes” refers to the BGC Partners 8.125% senior notes due 2042, which are not convertible into shares of Class A common stock;

•	“8.375% notes” refers to the GFI 8.375% senior notes due 2018, which are guaranteed by BGC Partners and are not convertible into shares of Class A common stock;

•	“April 2008 distribution rights shares” refers to shares of Class A common stock distributed, or to be distributed on a deferred basis, by Cantor to certain current and former partners of Cantor pursuant to distribution rights provided to such partners on April 1, 2008;

•	“BGC Global” refers to BGC Global Holdings, L.P., which holds the non-U.S. businesses of BGC Partners;

•	“BGC Holdings” refers to BGC Holdings, L.P.;

•	“BGC Partners” refers to BGC Partners, Inc. and its consolidated subsidiaries;

•	“BGC Partners OldCo” refers to BGC Partners, LLC (formerly known as BGC Partners, Inc.) before the merger;

•	“BGC U.S.” refers to BGC Partners, L.P., which holds the U.S. businesses of BGC Partners;

•	“Cantor” refers to Cantor Fitzgerald, L.P. and its subsidiaries other than BGC Partners;

•	“Cantor units” refers to limited partnership interests of BGC Holdings held by Cantor entities, which units are exchangeable into shares of Class A common stock;

•	“CF&Co” refers to Cantor Fitzgerald & Co.;

•	“CFGM” refers to CF Group Management, Inc., the managing general partner of Cantor;

•	“Class A common stock” refers to BGC Partners Class A common stock, par value $0.01 per share;

•	“Class B common stock” refers to BGC Partners Class B common stock, par value $0.01 per share;

•	“common stock” refers to Class A common stock and Class B common stock, collectively;

•	“debt securities” refers to any debt securities of BGC Partners;

•	“deferred distribution rights shares” refers to distribution rights shares to be distributed by Cantor on a deferred basis;

•	“distribution rights” refers to the obligation of Cantor to distribute to certain current and former partners of Cantor shares of Class A common stock;

•	“distribution rights shares” refers to the April 2008 distribution rights shares and the February 2012 distribution rights shares, collectively;

•	“eSpeed” refers to eSpeed, Inc.;

•	“February 2012 distribution rights shares” refers to shares of Class A common stock to be distributed on a deferred basis to certain partners of Cantor in payment of previous quarterly partnership distributions pursuant to distribution rights provided to such partners on February 14, 2012;

•	“founding partners” refers to the individuals who became limited partners of BGC Holdings in the mandatory redemption of interests in Cantor in connection with the separation and merger and who provide services to BGC Partners (provided that members of the Cantor group and Howard W. Lutnick (including any entity directly or indirectly controlled by Mr. Lutnick or any trust with respect to which he is a grantor, trustee or beneficiary) are not founding partners);

•	founding/working partners” refers to founding partners and/or working partners of BGC Holdings;

•	“founding/working partner units” refers to partnership units of BGC Holdings held by founding/working partners;

•	“GFI” refers to GFI Group Inc.;

•	“limited partners” refers to holders of limited partnership units;

•	“limited partnership interests” refers to founding/working partner units, limited partnership units and Cantor units, collectively;

•	“limited partnership units” refers to certain limited partnership units or working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners, which units may include APSIs, APSUs, AREUs, ARPSUs, LPUs, NLPUs, NPLPUs, NPPSUs, NPSUs, NPREUs, NREUs, PLPUs, PPSIs, PPSUs, PSEs, PSIs, PSUs, REUs, and RPUs, along with future limited partnership units of BGC Holdings;

•	“merger” refers to the merger of BGC Partners OldCo with and into eSpeed on April 1, 2008 pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008, by and among eSpeed, BGC Partners OldCo, Cantor, BGC U.S., BGC Global and BGC Holdings;

•	“Nasdaq” refers to Nasdaq, Inc.;

•	“Nasdaq Transaction” refers to Company’s sale of its on-the-run, electronic benchmark U.S. Treasury platform to Nasdaq;

•	“NGKF” refers to Newmark Grubb Knight Frank;

•	“OpCos” refers to BGC U.S. and BGC Global, collectively;

•	“outstanding notes” refers to the 8.125% notes, the 5.375% notes, the 8.375% notes and the 5.125% notes, , collectively;

•	“RSUs” refers to BGC Partners’ unvested restricted stock units held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“Securities Act” refers to the Securities Act of 1933, as amended;

•	“separation” refers to the transfer by Cantor of certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries pursuant to the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners OldCo, BGC U.S., BGC Global and BGC Holdings;

•	“Trayport” refers to GFI’s European electronic energy software business;

•	“U.S. GAAP” refers to accounting principles generally accepted in the United States of America;

•	“working partners” refers to holders of working partner units; and

•	“working partner units” refers to partnership units of BGC Holdings held by working partners.

SUMMARY

This summary highlights selected information from this prospectus, but may not contain all information that may be important to you. The following summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. For a more complete understanding of the terms of our Class A common stock, and before making your investment decision, you should carefully read this entire prospectus and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.” See the “Certain Defined Terms” section beginning on page vi of this prospectus for the definition of certain terms used in this prospectus.

When we use the words “BGC Partners,” “BGC,” “we,” “us,” “our” or the “Company,” we are referring to BGC Partners, Inc. and its consolidated subsidiaries.

The Company

We are a leading global brokerage company servicing the financial and real estate markets through our two segments, Financial Services and Real Estate Services. Through our brands, including BGC®, GFI® and R.P. MartinTM, among others, our Financial Services segment specializes in the brokerage of a broad range of products, including fixed income (rates and credit), foreign exchange, equities, energy and commodities, and futures. We also provide a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. BGC Partners’ integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or in many markets, fully electronic brokerage services in connection with transactions executed either over-the-counter, which we refer to as “OTC,” or through an exchange. Through our FENICS®, BGC Trader™, BGC Market Data and Capitalab® brands, we offer fully electronic brokerage, financial technology solutions, market data, post-trade services and analytics related to select financial instruments and markets.

NGKF is our full-service commercial real estate platform that comprises our Real Estate Services segment. Under brand names including Newmark Grubb Knight FrankTM, Newmark Cornish & CareyTM, ARA®, Computerized Facility IntegrationTM, Landauer® Valuation & Advisory, and Excess Space Retail Services, Inc®, NGKF offers commercial real estate tenants, owners, investors and developers a wide range of services, including leasing and corporate advisory, investment sales, and real estate finance, consulting, project and development management, and property and facilities management.

On February 26, 2015, we successfully completed a tender offer to acquire shares of common stock, par value $0.01 per share, of GFI for $6.10 per share in cash and accepted for purchase 54.3 million shares, which we refer to as the “Tendered Shares,” tendered to us pursuant to our offer. The Tendered Shares, together with the 17.1 million shares already owned by us, represented approximately 56% of GFI’s outstanding shares. On April 28, 2015, one of our subsidiaries purchased approximately 43.0 million newly issued shares of GFI’s common stock at the price of $5.81 per share for an aggregate purchase price of $250 million, which increased our ownership in GFI to approximately 67.0%. The purchase price was paid to GFI in the form of a note due on June 19, 2018 that bore an interest rate of LIBOR plus 200 basis points.

On January 12, 2016, we, Jersey Partners, Inc., which we refer to as “JPI,” New JP Inc., which we refer to as “New JPI,” Michael A. Gooch, Colin Heffron, and certain subsidiaries of JPI closed on a previously agreed upon merger. This merger provided for the acquisition of JPI by BGC, which we refer to as the “JPI Merger,” as provided for by a merger agreement dated December 22, 2015. Shortly following the completion of the JPI Merger, one of our subsidiaries merged with and into GFI pursuant to a short-form merger under Delaware law, with GFI continuing as the surviving entity, which we refer to as the “GFI Merger” and, together with the JPI Merger, the “Back-End Mergers.” The Back-End Mergers allowed us to acquire the remaining approximately 33% of the outstanding shares of GFI common stock that we did not already own. Following the closing of the Back-End Mergers, we and our affiliates now own 100% of the outstanding shares of GFI’s common stock.

GFI is a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. GFI serves institutional clients in operating electronic and hybrid markets for cash and derivative products across multiple asset classes.

Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers and investment firms. We have offices in dozens of major markets, including New York and London, as well as in Atlanta, Beijing, Boston, Charlotte, Chicago, Copenhagen, Dallas, Denver, Dubai, Geneva, Hong Kong, Houston, Istanbul, Johannesburg, Los Angeles, Mexico City, Miami, Moscow, Nyon, Paris, Philadelphia, Rio de Janeiro, San Francisco, Santa Clara, São Paulo, Seoul, Shanghai, Singapore, Sydney, Tokyo, Toronto and Washington, D.C., and over 50 other offices.

Our Organizational Structure

We are a holding company, and our businesses are operated through two operating partnerships, BGC U.S., which holds our U.S. businesses, and BGC Global, which holds our non-U.S. businesses. The limited partnership interests of the two operating partnerships are held by us and BGC Holdings, and the limited partnership interests of BGC Holdings are currently held by limited partnership unit holders, founding partners, and Cantor. We hold the BGC Holdings general partnership interest and the BGC Holdings special voting limited partnership interest, which entitle us to remove and appoint the general partner of BGC Holdings, and serve as the general partner of BGC Holdings, which entitles us to control BGC Holdings. BGC Holdings, in turn, holds the BGC U.S. general partnership interest and the BGC U.S. special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC U.S., and the BGC Global general partnership interest and the BGC Global special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC Global, and serves as the general partner of BGC U.S. and BGC Global, all of which entitle BGC Holdings (and thereby us) to control each of BGC U.S. and BGC Global. BGC Holdings holds its BGC Global general partnership interest through a company incorporated in the Cayman Islands, BGC Global Holdings GP Limited.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters is located at 1 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcpartners.com, and our e-mail address is info@bgcpartners.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in shares of our Class A common stock involves risks and uncertainties. You should consider carefully the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus before making an investment decision. Any of the risk factors could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker or other hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or redeeming or purchasing limited partnership interests of BGC Holdings or other equity interests of our subsidiaries from Cantor, our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any net proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to BGC U.S. and/or BGC Global in consideration for BGC U.S. limited partnership interests and/or BGC Global limited partnership interests, which Opcos may in turn use the proceeds for such purposes.

We may raise additional funds from time to time through equity or debt financings, including borrowings under a credit facility, for such purposes.

DIVIDEND POLICY

Our board of directors has authorized a dividend policy which provides that we expect to pay not less than 75% of our “post-tax distributable earnings per fully diluted share” as cash dividends to our common stockholders, with the balance of such distributable earnings to be available to repurchase shares of our Class A common stock or redeem or purchase BGC Holdings limited partnership interests or other equity interests in our subsidiaries, including from Cantor, our executive officers, other employees, partners and others. Please see below for a detailed definition of “post-tax distributable earnings per fully diluted share.”

Our board of directors and our Audit Committee have authorized repurchases of shares of our Class A common stock and redemptions of BGC Holdings limited partnership interests or other equity interests in our subsidiaries, including those held by Cantor, our executive officers, other employees, partners and others. As of September 30, 2016, we had approximately $168.1 million remaining under this authorization and may continue to actively make repurchases or purchases, or cease to make such repurchases or purchases, from time to time.

We expect to pay such dividends, if and when declared by our board of directors, on a quarterly basis. The dividend to our common stockholders is expected to be calculated based on post-tax distributable earnings allocated to us and generated over the fiscal quarter ending prior to the record date for the dividend. No assurance can be made, however, that a dividend will be paid each quarter.

The declaration, payment, timing and amount of any future dividends payable by us will be at the sole discretion of our board of directors. We are a holding company, with no direct operations, and therefore we are able to pay dividends only from our available cash on hand and funds received from distributions from BGC U.S. and BGC Global. Our ability to pay dividends may also be limited by regulatory considerations as well as by covenants contained in financing or other agreements. In addition, under Delaware law, dividends may be payable only out of surplus, which is our net assets minus our capital (as defined under Delaware law), or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Accordingly, any unanticipated accounting, tax, regulatory or other charges against net income may adversely affect our ability to declare dividends. While we intend to declare and pay dividends quarterly, there can be no assurance that our board of directors will declare dividends at all or on a regular basis or that the amount of our dividends will not change.

Certain Definitions

We use non-GAAP financial measures including, but not limited to, “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and our consolidated subsidiaries. We believe that distributable earnings best reflect the operating earnings generated by us on a consolidated basis and are the earnings which management considers available for, among other things, distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” and “net income (loss) per fully diluted share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses that generally do not involve the receipt or outlay of cash by us and/or which do not dilute existing stockholders, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect our ordinary operating results.

Adjustments Made to Calculate Pre-Tax Distributable Earnings

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries excluding items, such as:

•	Non-cash equity-based compensation charges related to limited partnership unit exchange or conversion.

•	Non-cash asset impairment charges, if any.

•	Non-cash compensation charges for items granted or issued pre-merger with respect to certain mergers or acquisitions by BGC Partners. To date, these mergers have only included those with and into eSpeed, Inc. and the Back-End Mergers relating to GFI.

Distributable earnings calculations also exclude certain unusual, one-time or non-recurring items, if any. These charges are excluded from distributable earnings because we view excluding such charges as a better reflection of the ongoing, ordinary operations of BGC.

        In addition to the above items, allocations of net income to founding/working partner and other limited partnership units are excluded from calculations of pre-tax distributable earnings. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are in the fully diluted share count, and are exchangeable on a one-to-one basis into common stock. As these units are exchanged to common shares, unit holders become entitled to cash dividends rather than cash distributions. We view such allocations as intellectually similar to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded when calculating distributable earnings performance measures.

BGC’s definition of distributable earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. This includes the one-time gains related to the Nasdaq Transaction and the Trayport sale. Management believes that excluding such gains and charges also best reflects the ongoing operating performance of BGC.

However, the payments associated with BGC’s expected annual receipt of Nasdaq stock and related mark-to-market gains or losses are anticipated to be included in our calculation of distributable earnings for the following reasons:

•	Nasdaq is expected to pay BGC in an equal amount of stock on a regular basis for a 15-year period beginning in 2013 as part of that transaction;

•	The Nasdaq earn-out largely replaced the generally recurring quarterly earnings BGC generated from eSpeed; and

•	We intend to pay dividends and distributions to common stockholders and/or unit holders based on all other income related to the receipt of the earn-out.

To make period-to-period comparisons more meaningful, one-quarter of each annual Nasdaq contingent earn-out amount, as well as gains or losses with respect to associated mark-to-market movements and/or hedging, will be included in our calculation of distributable earnings each quarter as “other income”.

We also treat gains or losses related to mark-to-market movements and/or hedging with respect to any remaining Intercontinental Exchange, Inc. shares in a consistent manner with the treatment of Nasdaq shares when calculating distributable earnings.

Due to the large gain recorded with respect to the Trayport sale in December, 2015, and the closing of the Back-End Mergers relating to GFI in January 2016, non-cash charges related to the amortization of intangibles with respect to acquisitions are also excluded from the calculation of pre-tax distributable earnings.

Adjustments Made to Calculate Post-Tax Distributable Earnings

Since distributable earnings are calculated on a pre-tax basis, management intends to also report post-tax distributable earnings to fully diluted shareholders. Post-tax distributable earnings to fully diluted shareholders are defined as pre-tax distributable earnings, less noncontrolling interest in subsidiaries, and reduced by the provision for taxes as described below.

Our calculation of the provision for taxes on an annualized basis starts with our GAAP income tax provision, adjusted to reflect tax-deductible items. Management uses this non-GAAP provision for taxes in part to help it to evaluate, among other things, the overall performance of the business, to make decisions with respect to our operations, and to determine the amount of dividends paid to common shareholders.

The provision for taxes with respect to distributable earnings includes additional tax-deductible items including limited partnership unit exchange or conversion, employee loan amortization, charitable contributions, and certain net operating loss carryforwards.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of our subsidiaries. Certain of our entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax, which we refer to as “UBT,” in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. Our consolidated financial statements include U.S. federal, state and local income taxes on our allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for distributable earnings are presented to show the tax provision that we would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Pre-Tax and Post-Tax Distributable Earnings per Share

BGC’s distributable earnings per share calculations assume either that:

•	The fully diluted share count includes the shares related to any dilutive instruments, such as convertible notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for distributable earnings excludes shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions.

Each quarter, the dividend to BGC’s common stockholders is expected to be determined by our board of directors with reference to a number of factors, including post-tax distributable earnings per fully diluted share. In addition to our quarterly dividend to common stockholders, BGC Holdings expects to pay a pro-rata distribution of net income to holders of BGC Holdings founding/working partner and other limited partnership units, as well as to Cantor for its non-controlling interest.

The amount of this net income, and therefore of these payments, is expected to be determined using the above definition of pre-tax distributable earnings per share.

Other Matters with Respect to Distributable Earnings

The term “distributable earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). We view distributable earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure.

Pre- and post-tax distributable earnings are not intended to replace our presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of our financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” There is no public trading market for our Class B common stock, which is held by Cantor and CFGM. The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of Class A common stock on the Nasdaq Global Select Market.

We declared quarterly dividends of $0.14 for each of the four quarters of 2015 and of $0.16 for the first, second and third quarters of 2016.

	High	Low
2016
First Quarter	$9.63	$8.27
Second Quarter	$9.50	$8.34
Third Quarter	$9.31	$8.18
Fourth Quarter (through November 21, 2016)	$10.09	$8.36

2015
First Quarter	$9.72	$7.78
Second Quarter	$10.27	$8.38
Third Quarter	$10.05	$7.91
Fourth Quarter	$9.90	$7.80

2014
First Quarter	$7.30	$5.96
Second Quarter	$7.65	$6.50
Third Quarter	$8.01	$7.16
Fourth Quarter	$9.57	$6.87

On November 22, 2016, the last reported sales price of our Class A common stock on the Nasdaq Global Select Market was $9.83. As of November 22, 2016, there were 679 holders of record of our Class A common stock and two holders of record of our Class B common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. Copies of our restated certificate of incorporation, which we refer to as our “certificate of incorporation,” and our amended and restated bylaws, which we refer to as our “bylaws,” and other documents referred to herein are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our Capital Stock

The following descriptions of our Class A common stock, Class B common stock, preferred stock and the relevant provisions of our certificate of incorporation and bylaws are summaries thereof and are qualified in their entirety by reference to our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and applicable law.

Our authorized capital stock consists of 900 million shares of common stock, consisting of 750 million shares of our Class A common stock, par value $0.01 per share, and 150 million shares of our Class B common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of October 31, 2016, there were 243,306,930 shares of our Class A common stock outstanding and 34,848,107 shares of our Class B common stock outstanding. The holders of our Class A common stock are generally entitled to one vote per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class A common stock to approximately 41.1% of our voting power as of such date, and do not have cumulative voting rights. The holders of our Class B common stock are generally entitled to ten votes per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class B common stock to 58.9% of our voting power as of such date, and do not have cumulative voting rights. Cantor and CFGM, the managing general partner of Cantor, and an entity controlled by our Chairman and Chief Executive Officer, Howard W. Lutnick, are the only holders of our Class B common stock. Our Class B common stock generally votes together with our Class A common stock on all matters submitted to the vote of our Class A common stockholders. Our Class B common stock shall be issued only to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick, or (3) Mr. Lutnick, his spouse, his estate, any of his descendants, any of his relatives or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives, which we refer to as the “B Share Entities.”

Each share of our Class A common stock is equivalent to a share of our Class B common stock for purposes of economic rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. See “Dividend Policy” and “Price Range of Class A Common Stock.” In the event of our liquidation, dissolution or winding up, the holders of shares of our Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Our certificate of incorporation provides that each share of our Class B common stock is convertible at any time, at the option of the holder, into one share of our Class A common stock. Each share of our Class B common stock will automatically convert into a share of our Class A common stock upon any sale, pledge or other transfer, which we refer to as a “transfer,” whether or not for value, by the initial registered holder, other than any transfer by the initial holder to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick and (3) Mr. Lutnick or the B Share Entities.

Any holder of shares of our Class B common stock may pledge his, her or its shares of Class B common stock, as the case may be, to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee so long as the shares are not transferred to or registered in the name of the pledgee. In the event of any pledge of shares of our Class B common stock meeting these requirements, the pledged shares will not be converted automatically into shares of our Class A common stock. If the pledged shares of our Class B common stock become subject to any foreclosure, realization or other similar action by the pledgee, they will be converted automatically into shares of our Class A common stock upon the occurrence of that action. The automatic conversion provisions in our certificate of incorporation may not be amended, altered, changed or repealed without the approval of the holders of a majority of the voting power of all outstanding shares of our Class A common stock.

Shares of our Class A common stock are not subject to any conversion right. None of the shares of our Class A common stock or Class B common stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to shares of our Class A common stock or Class B common stock. All outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Under an exchange agreement between us and Cantor, Cantor and its managing general partner, CFGM, and other Cantor affiliates entitled to hold Class B common stock under our certificate of incorporation have the right to exchange from time to time, on a one-for-one basis, subject to adjustment, up to an aggregate of 34,649,693 shares of Class A common stock now owned or subsequently acquired by Cantor and such affiliates for up to an aggregate of 34,649,693 shares of Class B common stock. Any shares of Class B common stock issued in connection with the exchange agreement will be deducted from the aggregate number of shares of Class B common stock that may be issued to Cantor and such affiliates upon exchange of their exchangeable limited partnership units in BGC Holdings. Accordingly, Cantor and such affiliates will not be entitled to receive any more shares of Class B common stock under the exchange agreement than they were previously eligible to receive upon exchange of exchangeable limited partnership units.

Preferred Stock

Our board of directors has the authority to cause us to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series, without further vote or action by the stockholders. The issuance of our preferred stock pursuant to such “blank check” provisions may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders and may adversely affect the voting and other rights of the holders of shares of our Class A common stock. At present, we have no plans to issue any preferred stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws and the Outstanding Notes

Some provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” and our certificate of incorporation, bylaws and outstanding notes, could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

The provisions, summarized above and below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also primarily designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, or was the owner of 15% or more of a corporation’s outstanding voting stock at any time within the prior three years, other than “interested stockholders” prior to the time our Class A common stock was traded on the Nasdaq Stock Market. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our Class A common stock.

Certificate of Incorporation and Bylaws

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, or in the event the Chairman of our board of directors is unavailable, by the Chief Executive Officer or by the holders of a majority of the voting power of our Class B common stock, which is held by Cantor and CFGM. In addition, as discussed above, our certificate of incorporation permits us to issue “blank check” preferred stock.

Our bylaws require advance written notice prior to a meeting of our stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting, which generally must be received by our Secretary not later than 120 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Our bylaws provide that all amendments to our bylaws must be approved by either the holders of a majority of the voting power of all of our outstanding capital stock entitled to vote or by a majority of our board of directors.

The Outstanding Notes

8.125% Notes

Pursuant to the terms of the 8.125% notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the indenture governing the notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Triggering Event” will occur upon the occurrence of both a “Change of Control” (as defined in the indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). The requirement to offer to purchase the 8.125% notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors.

5.375% Notes

Pursuant to the terms of the 5.375% notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the indenture governing the notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Triggering Event” will occur upon the occurrence of both a “Change of Control” (as defined in the indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). The requirement to offer to purchase the notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors.

8.375% Notes

As a result of our acquisition of GFI, GFI’s financial results are consolidated as part of BGC. Included in that consolidation are the 8.375% notes. Pursuant to the terms of such notes, holders of the notes will have the right to require GFI, or BGC pursuant to a BGC guarantee and a GFI supplemental indenture, to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Repurchase Event” (as defined in the indenture governing the notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Repurchase Event” will occur upon the occurrence of both a “Change of Control” (as defined in indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). Our acquisition of GFI did not result in a Change of Control Repurchase Event. The requirement that GFI or BGC offer to repurchase the notes upon a Change of Control Repurchase Event may in certain circumstances delay or prevent a takeover of us or a sale by us of GFI and/or the removal of incumbent management that might otherwise be beneficial to investors.

5.125% Notes

Pursuant to the terms of the 5.125% notes, unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change in Control Triggering Event” (as defined in the indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture). The requirement to offer to purchase the notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors.

Corporate Opportunity

Our certificate of incorporation provides that no Cantor Company (as defined below) or any of the representatives (as defined below) of a Cantor Company will owe any fiduciary duty to, nor will any Cantor Company or any of their respective representatives be liable for breach of fiduciary duty to, us or any of our stockholders with respect to a corporate opportunity, except as described below. To the extent that any representative of a Cantor Company also serves as our director or officer, such person will owe fiduciary duties to us in his or her capacity as our director or officer. In addition, none of any Cantor Company or any of their representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as us, or doing business with any of our clients or customers.

If a third party presents a corporate opportunity (as defined below) to a person who is a representative of ours and a representative of a Cantor Company, expressly and solely in such person’s capacity as a representative of us, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to the corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached such person’s duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

A Cantor Company may pursue such a corporate opportunity if we decide not to.

If a corporate opportunity is not presented to a person who is both a representative of ours and a representative of a Cantor Company and, expressly and solely in such person’s capacity as a representative of us, such person will not be obligated to present the corporate opportunity to us or to act as if such corporate opportunity belongs to us, and such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to such corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached a duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

For purposes of the above:

•	“Cantor Company” means Cantor and any of its affiliates (other than, if applicable, the Company and its affiliates);

•	“representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person; and

•	“corporate opportunity” means any business opportunity that we are financially able to undertake that is, from its nature, in our lines of business, is of practical advantage to us and is one in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunity, the self-interest of a Cantor Company or their respective representatives will be brought into conflict with our self-interest.

Registration Rights for Class A Common Stock

We have entered into various registration rights agreements with Cantor that provide for our registration of shares of our Class A common stock for resale by Cantor. We entered into a registration rights agreement with Cantor dated December 9, 1999 in connection with eSpeed’s formation. We also assumed in connection with the merger the obligations of BGC Partners OldCo under its registration rights agreement with Cantor dated March 31, 2008. We also entered into a registration rights agreement with Cantor in connection with the sale to Cantor of the Convertible Senior Notes. For a description of such registration rights available to Cantor, see “Certain Relationships and Related Transactions — Registration Rights Agreements” included in our Definitive Proxy Statement on Schedule 14A filed on May 13, 2016, which we incorporate herein by reference. In addition, in connection with the Back-End Mergers, we registered for resale the 23,481,192 shares of our Class A common stock issued to certain former GFI stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following is a general discussion of material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our Class A common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of Class A common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address the Medicare tax on net investment income, the alternative minimum tax, or any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding shares of Class A common stock are encouraged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK. PROSPECTIVE HOLDERS OF SHARES OF CLASS A COMMON STOCK ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SUCH SHARES.

Dividends

In general, any distribution we make to a non-U.S. holder with respect to its shares of our Class A common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution exceeds our current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, the holder’s basis in its shares, but not below zero, and then will be treated as gain from the sale or exchange of such shares.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Shares of Our Class A Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our Class A common stock unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation, which we refer to as an “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of the shares. We believe we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. If we were or were to become a USRPHC at any time during the applicable period, however, any gain recognized on a sale or other disposition of shares by a non-U.S. holder that did not own (directly, indirectly or constructively) more than 5% of the Class A common stock during the applicable period would not be subject to U.S. federal income tax, provided that Class A common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of shares of our Class A common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses.

Information Reporting, Backup Withholding, and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder of shares of our Class A common stock the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding with respect to dividends paid on its shares of our Class A common stock to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our Class A common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells or otherwise dispose of its shares of Class A common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders are encouraged to consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or “FATCA,” and guidance issued and intergovernmental agreements entered into thereunder, may impose withholding taxes on certain types of payments made to “foreign financial institutions” (as specially defined under FATCA) and certain other non-U.S. entities if certification, information reporting and other specified requirements are not met. FATCA generally imposes a 30% withholding tax on “withholdable payments” if they are paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations and other specified requirements are satisfied or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and other specified requirements are satisfied. “Withholdable payments” generally means (i) any payment of interest, dividends, rents and certain other types of generally passive income if such payment is from sources within the United States and (ii) any gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (including, for example, stock and debt of U.S. corporations). Non-U.S. holders may be required to enter into an agreement with the U.S. Treasury relating to certain reporting, withholding and other obligations under FATCA, or may be required to comply with reporting and other compliance obligations under an intergovernmental agreement between their country of organization and the U.S. Treasury. If a non-U.S. holder does not provide us with the information necessary to comply with FATCA, it is possible that distributions to such non-U.S. holder that are attributable to withholdable payments, such as dividends, will be subject to the 30% withholding tax. Payments of gross proceeds from a sale or other disposition of our Class A common stock could also be subject to withholding unless such disposition occurs on or before December 31, 2016. Prospective investors should consult their own tax advisors regarding this legislation.

PLAN OF DISTRIBUTION

We may sell the shares of our Class A common stock included in this prospectus to or through one or more underwriters, dealers or agents or directly to purchasers, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at privately negotiated prices.

We may offer and sell some or all of the shares of our Class A common stock included in this prospectus by or through a broker-dealer in one or more, or a combination, of the following methods:

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account;

•	a block trade in which the broker-dealer may attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction; or

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent.

If required, a prospectus supplement related to any such offering by us will set forth the terms of such offering.

We may directly make offers to sell the shares of our Class A common stock included in this prospectus to, or solicit offers to purchase the shares of Class A common stock from, purchasers from time to time. If required, a prospectus supplement related to any such offering by us will set forth the terms of such offering.

We may sell the shares of our Class A common stock included in this prospectus from time to time to one or more underwriters, which would purchase the shares as principal for resale to purchasers, on a firm-commitment or other basis, or act as our agents. If we sell shares of Class A common stock to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the prospectus supplement related to any such offering. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Class A common stock for which they may act as agents. Underwriters may resell the shares of Class A common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for which they may act as agents. The prospectus supplement related to any such offering will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with such offering.

From time to time, we may sell the shares of our Class A common stock included in this prospectus to one or more dealers acting as principals. If required, the prospectus supplement related to any such offering by us will name such dealers, and will include information about any compensation paid to the dealers, in such offering. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

We may also designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of our Class A common stock included in this prospectus, or to sell such shares of Class A common stock in brokerage transactions, on our behalf. If required, the prospectus supplement related to any such offering by us will name such agents, and will include information about any commissions paid to the agents, in such offering. Agents may be deemed to be “underwriters,” as that term is defined in the Securities Act, in such offering.

In connection with a firm commitment offering, the underwriters may purchase and sell the shares of our Class A common stock included in this prospectus in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Class A common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares of Class A common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on or through the Nasdaq Global Select Market, the existing trading market for the Class A common stock, or in the over-the-counter market or otherwise.

We or our underwriters, broker-dealers, or agents may make sales of the shares of our Class A common stock included in this prospectus that are deemed to be at-the-market equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Select Market, the principal trading market for our Class A common stock, or in the over-the-counter market.

Any underwriters, broker-dealers, or agents offering the shares of our Class A common stock included in this prospectus will not confirm sales to any accounts over which they or their affiliates exercise discretionary authority without the prior approval of the customer.

Underwriters, broker-dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, in connection with an offering of the shares of Class A common stock included in this prospectus.

The underwriters, broker-dealers, agents, and their associates may be affiliates or customers of or lenders to, and may engage in transactions with and perform services for, us and our affiliates in the ordinary course of business. In this regard, CF&Co, our broker-dealer affiliate, is a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” and may participate in offerings of the shares of our Class A common stock included in this prospectus. Accordingly, offerings of the shares of Class A common stock included in this prospectus in which CF&Co participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of FINRA. CF&Co and its affiliates, including Cantor, have provided investment banking services to us and our affiliates in the past and/or may do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates. For further information about our relationship with Cantor and its affiliates, including CF&Co, see our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein.

As a result of requirements of FINRA, the maximum discount, concession or commission to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any of the shares of our Class A common stock included in this prospectus.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered pursuant to this prospectus will be passed upon for us by Stephen M. Merkel, our Executive Vice President, General Counsel and Secretary. Mr. Merkel’s address is c/o BGC Partners, Inc., 499 Park Avenue, New York, New York 10022. As of November 7, 2016, Mr. Merkel owned (i) 39,436 shares of our Class A common stock held directly by Mr. Merkel, (ii) 17,599 shares of our Class A common stock held in Mr. Merkel’s 401(k) account (as of October 31, 2016), (iii) 2,250 shares of our Class A common stock beneficially owned by Mr. Merkel’s spouse, and (iv) 233,249 and 158,555 non-exchangeable PSUs and PPSUs, respectively. Mr. Merkel has in the past and may in the future sell shares of Class A common stock and limited partnership units to us.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of BGC Partners, Inc. included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the effectiveness of internal control over financial reporting of BGC Partners, Inc. as of December 31, 2015, as set forth in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule of BGC Partners, Inc. are incorporated by reference in reliance on the reports of such firm, given on their authority as experts in accounting and auditing.

The audited historical financial statements and financial statement schedule of GFI Group Inc. incorporated in this prospectus by reference to BGC Partners, Inc.’s Current Report on Form 8-K dated March 1, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcpartners.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Cantor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 29, 2016;

•	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015 filed on April 29, 2016;

•	our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Stockholders filed on May 13, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 filed on May 9, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 filed on August 8, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 filed on November 9, 2016;

•	our Current Report on Form 8-K filed on January 12, 2016;

•	our Current Report on Form 8-K filed on January 15, 2016;

•	our Current Report on Form 8-K filed on February 10, 2016 (other than as indicated therein);

•	our Current Report on Form 8-K filed on March 1, 2016;

•	our Current Report on Form 8-K filed on April 7, 2016;

•	our Current Report on Form 8-K filed on April 27, 2016 (other than as indicated therein);

•	our Current Report on Form 8-K filed on April 29, 2016;

•	our Current Report on Form 8-K filed on May 24, 2016;

•	our Current Report on Form 8-K filed on May 25, 2016;

•	our Current Report on Form 8-K filed on May 31, 2016;

•	our Current Report on Form 8-K filed on June 24, 2016;

•	our Current Report on Form 8-K filed on June 30, 2016 (other than as indicated therein);

•	our Current Report on Form 8-K filed on July 28, 2016 (other than as indicated therein);

•	our Current Report on Form 8-K filed on September 15, 2016;

•	our Current Report on Form 8-K filed on October 27, 2016 (other than as indicated therein);

•	our Registration Statement on Form 8-A for our Class A common stock filed on November 18, 1999;

•	our Amendment No. 1 to our Registration Statement on Form 8-A/A filed on March 7, 2001; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Numbers 0-28191 and 1-35591) after the date of this prospectus and before the completion of the offering of the shares of our Class A common stock included in this prospectus.

Any statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website (www.bgcpartners.com), or by writing or telephoning us at the following address:

Investor Relations

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

BGC PARTNERS, INC.

Up to 20,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

April 12, 2017